Exhibit 99.1

EPAM Reports Results for Fourth Quarter and Full Year 2023
Fourth Quarter 2023
•Revenues of $1.157 billion, down 6.0% year-over-year
•GAAP Income from Operations was 10.6% of revenues and Non-GAAP Income from Operations was 17.3% of revenues
•GAAP Diluted EPS of $1.66, a decrease of 36.4%, and Non-GAAP Diluted EPS of $2.75, a decrease of 6.1% on a year-over-year basis
Full Year 2023
•Revenues of $4.691 billion, down 2.8% year-over-year
•GAAP Income from Operations was 10.7% of revenues and Non-GAAP Income from Operations was 16.3% of revenues
•GAAP Diluted EPS of $7.06, a decrease of 0.4%, and Non-GAAP Diluted EPS of $10.59, a decrease of 2.8% on a year-over-year basis

Newtown, PA, USA, February 15, 2024 — EPAM Systems, Inc. (NYSE: EPAM), a leading digital transformation services and product engineering company, today announced results for its fourth quarter and full year ended December 31, 2023.

“EPAM's performance in 2023 reflects our ability to successfully navigate a volatile demand and macro-economic environment,” said Arkadiy Dobkin, CEO & President, EPAM. "After rebalancing the majority of our delivery platforms across Europe, India, Asia and Latin America, and refining our growth strategy, we are now focused on harmonizing our delivery quality, optimizing cost-effectiveness, and proactively leveraging our extensive data, engineering and consulting experience to capitalize on Generative AI opportunities."
Fourth Quarter 2023 Highlights
•Revenues decreased to $1.157 billion, a year-over-year decrease of $74.0 million, or 6.0%. On an organic constant currency basis excluding the impact of the exit from Russia, revenues were down 7.1% compared to the fourth quarter of 2022;
•GAAP income from operations was $122.5 million, a decrease of $48.0 million, or 28.1% , compared to $170.5 million in the fourth quarter of 2022. GAAP income from operations was negatively impacted by $27.9 million of costs incurred in connection with the Company's Cost Optimization Program;
•Non-GAAP income from operations was $200.4 million, a decrease of $19.2 million, or 8.7%, compared to $219.6 million in the fourth quarter of 2022;
•Diluted earnings per share (“EPS”) on a GAAP basis was $1.66, a decrease of $0.95, or 36.4%, compared to $2.61 in the fourth quarter of 2022; and
•Non-GAAP diluted EPS was $2.75, a decrease of $0.18, or 6.1%, compared to $2.93 in the fourth quarter of 2022.

Full Year 2023 Highlights
•Revenues decreased to $4.691 billion, a year-over-year decrease of $134.2 million, or 2.8%. On an organic constant currency basis excluding the impact of the exit from Russia, revenues were down 2.6% year-over-year;
•GAAP income from operations was $501.2 million, a decrease of $71.7 million, or 12.5%, compared to $573.0 million in 2022. GAAP income from operations was negatively impacted by a $25.9 million loss on the sale of the Company's remaining holdings in Russia and by $35.1 million of costs incurred in connection with the Company's Cost Optimization Program;
•Non-GAAP income from operations was $765.1 million, a decrease of $53.1 million, or 6.5%, compared to $818.2 million in 2022;
•Diluted EPS on a GAAP basis was $7.06, a decrease of $0.03, or 0.4%, compared to $7.09 in 2022; and
•Non-GAAP diluted EPS was $10.59, a decrease of $0.31, or 2.8%, compared to $10.90 in 2022.

Cash Flow and Other Metrics
•Cash provided by operating activities was $171.4 million in the fourth quarter of 2023, a decrease from $186.1 million in the fourth quarter of 2022; and was $562.6 million in 2023, an increase from $464.1 million in 2022;
•The Company repurchased 143 thousand shares of its common stock for $36.5 million during the fourth quarter of 2023 under its share repurchase program. During the year ended December 31, 2023, the Company repurchased 686 thousand shares of its common stock for $164.9 million under its share repurchase program. As of December 31, 2023, the Company had $335.1 million remaining under its share repurchase authorization.
•Cash, cash equivalents and restricted cash totaled $2.043 billion as of December 31, 2023, an increase of $359.5 million, or 21.4%, from $1.684 billion as of December 31, 2022; and
•Total headcount was approximately 53,150 as of December 31, 2023. Included in this number were approximately 47,350 delivery professionals, a decrease of 10.4% from December 31, 2022.

2024 Outlook - Full Year and First Quarter
Full Year
EPAM expects the following for the full year:
•The Company expects the year-over-year growth rate for revenues to be in the range of 1% to 4% for 2024. The Company expects foreign currency translation will have a negligible impact on year-over-year reported revenue growth. This guidance also reflects a minimal contribution from inorganic revenues.
•For the full year, EPAM expects GAAP income from operations to be in the range of 9.5% to 10.5% of revenues and non-GAAP income from operations to be in the range of 14.5% to 15.5% of revenues;
•The Company expects its GAAP effective tax rate to be approximately 21% and its non-GAAP effective tax rate to be approximately 24%; and
•EPAM expects GAAP diluted EPS will be in the range of $7.20 to $7.60 for the year, and non-GAAP diluted EPS will be in the range of $10.00 to $10.40 for the year. The Company expects weighted average diluted shares outstanding for the year of 59.3 million.
First Quarter
EPAM expects the following for the first quarter:
•The Company expects revenues will be in the range of $1.155 billion to $1.165 billion for the first quarter reflecting a year-over-year decline of 4% at the midpoint of the range. The Company expects that foreign currency translation will have a negligible impact on year-over-year revenue decline during the quarter. This guidance also reflects a minimal contribution from inorganic revenues;
•For the first quarter, EPAM expects GAAP income from operations to be in the range of 9% to 10% of revenues and non-GAAP income from operations to be in the range of 13.5% to 14.5% of revenues;
•The Company expects its GAAP effective tax rate to be approximately 11% and its non-GAAP effective tax rate to be approximately 24%; and
•EPAM expects GAAP diluted EPS will be in the range of $1.79 to $1.87 for the quarter, and non-GAAP diluted EPS will be in the range of $2.26 to $2.34 for the quarter. The Company expects weighted average diluted shares outstanding for the quarter of 59.1 million.

Conference Call Information
EPAM will host a conference call to discuss results on Thursday, February 15, 2024 at 8:00 a.m. EST. The conference call will be available live on the EPAM website at https://investors.epam.com. Please visit the website at least 15 minutes prior to the call to register for the event. For those who cannot access the live webcast, a replay will be available in the Investor Relations section of the website.
About EPAM Systems
Since 1993, EPAM Systems, Inc. (NYSE: EPAM) has used its software engineering expertise to become a leading global provider of digital engineering, cloud and AI-enabled transformation services, as well as a leading business and experience consulting partner for global enterprises and ambitious startups. We address our clients’ transformation challenges by fusing EPAM Continuum’s integrated strategy, experience and technology consulting with our 30+ years of engineering execution to speed our clients’ time to market and drive greater value from their innovations and digital investments.
We deliver globally, but engage locally with our expert teams of consultants, architects, designers and engineers, making the future real for our clients, our partners and our people around the world.
We believe the right solutions are the ones that improve people’s lives and fuel competitive advantage for our clients across diverse industries. Our thinking comes to life in the experiences, products and platforms we design and bring to market.
Added to the S&P 500 and the Forbes Global 2000 in 2021 and recognized by Glassdoor as a Best Workplace in 2023 and 2024, our multidisciplinary teams serve customers across six continents. We are proud to be among the top 15 companies in Information Technology Services in the Fortune 1000 and to be recognized as a leader in the IDC MarketScapes for Worldwide Experience Build Services, Worldwide Experience Design Services and Worldwide Software Engineering Services as well a leader in the 2023 Gartner® Magic Quadrant™ for Custom Software Development Services, Worldwide.*
Learn more at www.epam.com and follow us on LinkedIn.

* Gartner does not endorse any vendor, product or service depicted in its research publications, and does not advise technology users to select only those vendors with the highest ratings or other designation. Gartner research publications consist of the opinions of Gartner’s research organization and should not be construed as statements of fact. Gartner disclaims all warranties, expressed or implied, with respect to this research, including any warranties of merchantability or fitness for a particular purpose.
Non-GAAP Financial Measures
EPAM supplements results reported in accordance with United States generally accepted accounting principles, referred to as GAAP, with non-GAAP financial measures. Management believes these measures help illustrate underlying trends in EPAM’s business and uses the measures to establish budgets and operational goals, communicate internally and externally, for managing EPAM’s business and evaluating its performance. Management also believes these measures help investors compare EPAM’s operating performance with its results in prior periods. EPAM anticipates that it will continue to report both GAAP and certain non-GAAP financial measures in its financial results, including non-GAAP results that exclude stock-based compensation expenses, acquisition-related costs including amortization of acquired intangible assets, impairment of assets, expenses associated with EPAM's humanitarian commitment to its professionals in Ukraine, unbilled business continuity resources resulting from Russia's invasion of Ukraine, costs associated with the geographic repositioning of EPAM employees based outside of Ukraine impacted by the war and geopolitical instability in the region, employee separation costs incurred in connection with a restructuring program including the Company's exit from Russia, certain other one-time charges and benefits, changes in fair value of contingent consideration, foreign exchange gains and losses, excess tax benefits related to stock-based compensation, and the related effect on income taxes of the pre-tax adjustments. Management also compares revenues on an “organic constant currency basis excluding the impact of the exit from Russia” and an “organic constant currency basis," which are also non-GAAP financial measures. These measures exclude the effect of acquisitions by removing revenues from an acquired company in the twelve months after completing an acquisition and foreign currency exchange rate fluctuations by translating the current period revenues into U.S. dollars at the weighted average exchange rates of the prior period of comparison. In addition, revenues on an "organic constant currency basis excluding the impact of the exit from Russia" reflect the decision to exit from Russia by removing revenues from customers located in Russia in both the current period and prior period of comparison. Because EPAM’s reported non-GAAP financial measures are not calculated in accordance with GAAP, these measures are not comparable to GAAP and may not be comparable to similarly described non-GAAP measures reported by other companies within EPAM’s industry. Consequently, EPAM’s non-GAAP financial measures should not be evaluated in isolation or supplant comparable GAAP measures, but rather, should be considered together with the information in EPAM’s consolidated financial statements, which are prepared in accordance with GAAP.

Forward-Looking Statements

This press release includes estimates and statements which may constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, the accuracy of which are necessarily subject to risks, uncertainties, and assumptions as to future events that may not prove to be accurate. Our estimates and forward-looking statements are mainly based on our current expectations and estimates of future events and trends, which affect or may affect our business and operations. These statements may include words such as "may," "will," "should," "believe," "expect," "anticipate," "intend," "plan," "estimate" or similar expressions. Those future events and trends may relate to, among other things, developments relating to the war in Ukraine and escalation of the war in the surrounding region, political and civil unrest or military action in the geographies where we conduct business and operate, difficult conditions in global capital markets, foreign exchange markets and the broader economy, and the effect that these events may have on customer demand and our revenues, operations, access to capital, and profitability. Other factors that could cause actual results to differ materially from those expressed or implied include general economic conditions, the risk factors discussed in the Company’s most recent Annual Report on Form 10-K and the factors discussed in the Company’s Quarterly Reports on Form 10-Q, particularly under the headings "Management’s Discussion and Analysis of Financial Condition and Results of Operations" and "Risk Factors" and other filings with the Securities and Exchange Commission. Although we believe that these estimates and forward-looking statements are based upon reasonable assumptions, they are subject to several risks and uncertainties and are made based on information currently available to us. EPAM undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities law.

Contact:
EPAM Systems, Inc.
David Straube, Head of Investor Relations
Phone: +1-267-759-9000 x59419
Email: david_straube@epam.com

EPAM SYSTEMS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(In thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Revenues	$1,157,257	$1,231,303	$4,690,540	$4,824,698
Operating expenses:
Cost of revenues (exclusive of depreciation and amortization)	797,633	832,728	3,256,514	3,286,683
Selling, general and administrative expenses	213,972	204,952	815,065	872,777
Depreciation and amortization expense	23,158	23,146	91,800	92,272
Loss on sale of business	—	—	25,922	—
Income from operations	122,494	170,477	501,239	572,966
Interest and other income, net	13,962	4,383	51,124	10,025
Foreign exchange (loss)/gain	(9,053)	26,302	(15,778)	(75,733)
Income before provision for income taxes	127,403	201,162	536,585	507,258
Provision for income taxes	29,849	46,123	119,502	87,842
Net income	$97,554	$155,039	$417,083	$419,416

Net income per share:
Basic	$1.69	$2.69	$7.21	$7.32
Diluted	$1.66	$2.61	$7.06	$7.09
Shares used in calculation of net income per share:
Basic	57,767	57,580	57,829	57,291
Diluted	58,913	59,349	59,085	59,169

EPAM SYSTEMS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands, except par value)

	As of December 31, 2023	As of December 31, 2022
Assets
Current assets
Cash and cash equivalents	$2,036,235	$1,681,344
Trade receivables and contract assets, net of allowance of $11,864 and $15,310, respectively	897,032	932,626
Short-term investments	60,739	60,336
Prepaid and other current assets	97,355	85,319
Total current assets	3,091,361	2,759,625
Property and equipment, net	235,053	273,348
Operating lease right-of-use assets, net	134,898	148,780
Intangible assets, net	71,118	77,652
Goodwill	562,459	529,072
Deferred tax assets	197,901	172,797
Other noncurrent assets	59,575	47,877
Total assets	$4,352,365	$4,009,151

Liabilities
Current liabilities
Accounts payable	$31,992	$30,852
Accrued compensation and benefits expenses	412,747	475,871
Accrued expenses and other current liabilities	124,823	154,339
Income taxes payable, current	38,812	46,069
Operating lease liabilities, current	36,558	40,352
Total current liabilities	644,932	747,483
Long-term debt	26,126	27,693
Operating lease liabilities, noncurrent	109,261	122,317
Other noncurrent liabilities	100,576	108,648
Total liabilities	880,895	1,006,141
Commitments and contingencies
Equity
Stockholders’ equity
Common stock, $0.001 par value; 160,000 authorized; 57,787 and 57,668 shares issued, 57,787 and 57,655 shares outstanding at December 31, 2023 and December 31, 2022, respectively	58	58
Additional paid-in capital	1,008,766	847,965
Retained earnings	2,501,107	2,248,948
Treasury stock	—	(118)
Accumulated other comprehensive loss	(39,040)	(95,321)
Total EPAM Systems Inc. stockholders’ equity	3,470,891	3,001,532
Noncontrolling interest in consolidated subsidiaries	579	1,478
Total equity	3,471,470	3,003,010
Total liabilities and equity	$4,352,365	$4,009,151

EPAM SYSTEMS, INC. AND SUBSIDIARIES
Reconciliations of Non-GAAP Financial Measures to Comparable GAAP Financial Measures
(Unaudited)
(In thousands, except percent and per share amounts)

Reconciliation of revenue growth as reported on a GAAP basis to revenue growth on an organic constant currency basis excluding the impact of the exit from Russia is presented in the table below:

	Three Months Ended December 31, 2023	Year Ended December 31, 2023
Revenue growth as reported	(6.0)%	(2.8)%
Foreign exchange rates impact	(1.3)%	(0.6)%
Inorganic revenue growth	(0.5)%	(0.2)%
Impact of exit from Russia	0.7%	1.0%
Revenue growth on an organic constant currency basis excluding the impact of the exit from Russia	(7.1)%	(2.6)%

Reconciliation of various income statement amounts from GAAP to non-GAAP for the three months and years ended December 31, 2023 and 2022:

	Three Months Ended December 31, 2023			Year Ended December 31, 2023
	GAAP	Adjustments	Non-GAAP	GAAP	Adjustments	Non-GAAP
Cost of revenues (exclusive of depreciation and amortization)(1)	$797,633	$(22,183)	$775,450	$3,256,514	$(89,464)	$3,167,050
Selling, general and administrative expenses(2)	$213,972	$(49,747)	$164,225	$815,065	$(125,768)	$689,297
Income from operations(3)	$122,494	$77,939	$200,433	$501,239	$263,871	$765,110
Operating margin	10.6%	6.7%	17.3%	10.7%	5.6%	16.3%
Net income(4)	$97,554	$64,211	$161,765	$417,083	$208,555	$625,638
Diluted earnings per share	$1.66		$2.75	$7.06		$10.59

	Three Months Ended December 31, 2022			Year Ended December 31, 2022
	GAAP	Adjustments	Non-GAAP	GAAP	Adjustments	Non-GAAP
Cost of revenues (exclusive of depreciation and amortization)(1)	$832,728	$(21,226)	$811,502	$3,286,683	$(69,802)	$3,216,881
Selling, general and administrative expenses(2)	$204,952	$(22,300)	$182,652	$872,777	$(153,214)	$719,563
Income from operations(3)	$170,477	$49,165	$219,642	$572,966	$245,239	$818,205
Operating margin	13.8%	4.0%	17.8%	11.9%	5.1%	17.0%
Net income(4)	$155,039	$18,858	$173,897	$419,416	$225,501	$644,917
Diluted earnings per share	$2.61		$2.93	$7.09		$10.90

Items (1) through (4) above are detailed in the following table with the specific cross-reference noted in the appropriate item.

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Stock-based compensation expenses	$19,228	$15,688	$68,797	$47,470
Humanitarian support in Ukraine (a)	2,955	3,688	11,252	28,976
Unbilled business continuity resources (b)	—	1,850	9,415	14,712
Discretionary compensation (c)	—	—	—	(21,356)
Total adjustments to GAAP cost of revenues(1)	22,183	21,226	89,464	69,802
Stock-based compensation expenses	18,966	15,929	78,933	52,439
Cost Optimization Program charges (d)	27,936	—	35,052	—
Humanitarian support in Ukraine (a)	836	2,614	6,145	15,833
Other acquisition-related expenses	275	603	2,723	1,537
Geographic repositioning (e)	916	1,245	1,793	38,742
One-time charges	818	1,723	1,122	7,959
Russia long-lived asset impairment charges (f)	—	—	—	19,570
Russia business restructuring (g)	—	186	—	17,134
Total adjustments to GAAP selling, general and administrative expenses(2)	49,747	22,300	125,768	153,214
Loss on sale of business (h)	—	—	25,922	—
Amortization of purchased intangible assets	6,009	5,639	22,717	22,223
Total adjustments to GAAP income from operations(3)	77,939	49,165	263,871	245,239
Foreign exchange loss/(gain)	9,053	(26,302)	15,778	75,733
Change in fair value of contingent consideration included in Interest and other income, net	1,000	2,581	2,818	11,101
Loss on financial instrument	700	—	700	—
Impairment of financial assets	—	750	—	2,050
Provision for income taxes:
Tax effect on non-GAAP adjustments	(19,755)	(3,587)	(53,815)	(65,030)
Excess tax benefits related to stock-based compensation	(4,726)	(3,749)	(19,829)	(35,119)
Net discrete benefit from tax planning (i)	—	—	(968)	(8,473)
Total adjustments to GAAP net income(4)	$64,211	$18,858	$208,555	$225,501

(a) Humanitarian support in Ukraine includes expenses related to EPAM's $100 million humanitarian commitment in response to Russia's invasion of Ukraine to support EPAM professionals and their families in and displaced from Ukraine. These expenses are incremental to those expenses incurred prior to the crisis, clearly separable from normal operations, and not expected to recur once the crisis has subsided and operations return to normal.
(b) Given the uncertainty in the region introduced by Russia’s invasion of Ukraine, EPAM has assigned delivery professionals in locations outside of the region to ensure the continuity of delivery for customers who have substantial delivery exposure to Ukraine or other delivery concerns resulting from the invasion. These employees are not billed to clients and operate largely in a standby or backup capacity. These expenses are incremental to those expenses incurred prior to the crisis, clearly separable from normal operations, and not expected to recur once the crisis has subsided and operations return to normal.
(c) Discretionary compensation includes the reduction of previously accrued amounts associated with the Company's variable compensation program for the year ended December 31, 2021. This adjustment was made in response to Russia's invasion of Ukraine and is not expected to recur in the future.
(d) Cost Optimization Program charges includes severance and facilities charges incurred in connection with the program initiated in the third quarter of 2023. Consistent with the Company's historical non-GAAP policy, costs incurred in connection with formal restructuring initiatives have been excluded from non-GAAP results as these are one-time and unusual in nature.

(e) Geographic repositioning includes expenses associated with the relocation to other countries of employees based outside of Ukraine impacted by the war and geopolitical instability in the region, and includes the cost of accommodations, travel and food. These expenses are incremental to those expenses incurred prior to the crisis, clearly separable from normal operations, and not expected to recur once the crisis has subsided and operations return to normal.
(f) As a result of the Company's decision to no longer serve customers in Russia, the Company incurred impairment charges for long-lived assets in Russia including charges of $15.1 million associated with property and equipment, $3.8 million associated with right-of-use assets and $0.7 million associated with goodwill for the twelve months ended December 31, 2022. Consistent with the Company's historical non-GAAP policy, impairment charges have been excluded from non-GAAP results as these are one-time and unusual in nature.
(g) As a result of the Company's decision to no longer serve customers in Russia and the process of completing a phased exit of its operations in Russia, the Company incurred charges associated with employee separation. Consistent with the Company's historical non-GAAP policy, employee separation costs incurred in connection with formal restructuring initiatives have been excluded from non-GAAP results as these are one-time and unusual in nature.
(h) On July 26, 2023, the Company completed the sale of its remaining operations in Russia and recorded a loss on sale of approximately $25.9 million during the year ended December 31, 2023, including the recognition of the accumulated currency translation loss related to this foreign entity that was previously included in Accumulated other comprehensive loss in the financial statements. The Company excluded this loss from non-GAAP results as it is one-time and unusual in nature.
(i) One-time benefit related to the implementation of tax planning to disregard certain foreign subsidiaries as separate entities for U.S. income tax purposes. Consistent with the Company's historical non-GAAP policy, the benefit related to the implementation of tax planning has been excluded from non-GAAP results as it is one-time and unusual in nature.

EPAM SYSTEMS, INC. AND SUBSIDIARIES
Reconciliations of Guidance Non-GAAP Financial Measures to Comparable GAAP Financial Measures
(Unaudited)

The below guidance constitutes forward-looking statements within the meaning of the federal securities laws and is based on a number of assumptions that are subject to change and many of which are outside the control of the Company. Actual results may differ materially from the Company’s expectations depending on factors discussed in the Company’s filings with the Securities and Exchange Commission.
Reconciliation of expected GAAP to non-GAAP income from operations as a percentage of revenues is presented in the table below:

	First Quarter 2024	Full Year 2024
GAAP income from operations as a percentage of revenues	9% to 10%	9.5% to 10.5%
Stock-based compensation expenses	3.7%	4.1%
Included in cost of revenues (exclusive of depreciation and amortization)	1.7%	1.8%
Included in selling, general and administrative expenses	2.0%	2.3%
Amortization of purchased intangible assets	0.5%	0.6%
Humanitarian support in Ukraine (a)	0.2%	0.2%
One-time charges (d)	0.1%	0.1%
Non-GAAP income from operations as a percentage of revenues	13.5% to 14.5%	14.5% to 15.5%

Reconciliation of expected GAAP to non-GAAP effective tax rate is presented in the table below:

	First Quarter 2024	Full Year 2024
GAAP effective tax rate (approximately)	11%	21%
Excess tax benefits related to stock-based compensation	15%	5%
Tax effect on non-GAAP adjustments	(2)%	(2)%
Non-GAAP effective tax rate (approximately)	24%	24%

Reconciliation of expected GAAP to non-GAAP diluted earnings per share is presented in the table below:

	First Quarter 2024	Full Year 2024
GAAP diluted earnings per share	$1.79 to $1.87	$7.20 to $7.60
Stock-based compensation expenses	0.74	3.34
Included in cost of revenues (exclusive of depreciation and amortization)	0.33	1.50
Included in selling, general and administrative expenses	0.41	1.84
Amortization of purchased intangible assets	0.11	0.43
Humanitarian support in Ukraine (a)	0.04	0.17
Cost Optimization Program charges (d)	0.04	0.04
Other acquisition-related expenses	0.01	0.01
Foreign exchange loss	0.02	0.07
Provision for income taxes:
Tax effect on non-GAAP adjustments	(0.19)	(0.79)
Excess tax benefits related to stock-based compensation	(0.30)	(0.47)
Non-GAAP diluted earnings per share	$2.26 to $2.34	$10.00 to $10.40